UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 23, 2005

(Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

(Exact name of registrant as specified in its charter)

Washington

000-13468

91-1069248

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

1015 Third Avenue, 12th Floor, Seattle, Washington		98104
(Address of principal executive offices)		(Zip Code)

(206) 674-3400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

The following information is included in this document as a result of Expeditors’ policy regarding public disclosure of corporate information.  Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on or about July 21, 2005.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER SECURITIES LITIGATION REFORM ACT OF 1995; CERTAIN CAUTIONARY STATEMENTS

Certain portions of this document including the answers to questions 2, 5, and 9, contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties.  Actual future results and trends may differ materially from historical results or those projected in any forward-looking statements depending on a variety of factors including, but not limited to, changes in customer demand for Expeditors’ services caused by a general economic slow-down, inventory build-up, decreased consumer confidence, volatility in equity markets, energy prices, political changes, or the unpredictable acts of competitors.

RESPONSES TO SELECTED INQUIRIES RECEIVED THROUGH JUNE 15, 2005

1.             Do you answer questions over the phone or only through your 8K format?

It is our policy to answer all questions involving material information for the first time via our Regulation FD policy which specifies that the initial disclosure come in the written 8-K format.  This does not mean that we won’t schedule appointments or answer telephone calls.  It does mean that what you get orally is going to be a rehash of what we have already written in an SEC submission of some sort.

To us the essence of Regulation FD is that everybody should have an equal opportunity to digest significant information simultaneously.  The submission of an 8-K, or a press release, is the way we have chosen to fulfill the equal access goal.  When we are asked a question in a discussion, whether in person or by telephone, that cannot be answered without disclosing something we haven’t discussed before, we request that the question be submitted in writing for benefit of all interested parties.  Most questioners do follow up with an email, others for some reason don’t.

2.             Could you elaborate on your comment to question 13 in your 8-K dated May 26, 2005 regarding the impact of capacity on yields.  You mentioned carriers being more efficient at deploying capacity so as to minimize loss of pricing power.  But is this level of selective capacity deployment by the carriers sustainable or is it simply a matter of time before further capacity additions make it difficult for the carriers to strategically deploy the capacity as they have been doing?  In your opinion, why are they able to be more effective at deploying capacity this time?

Yes, we can and we will attempt to elaborate, but we’re not sure that any amount of elaboration will provide a definitive answer.  Some mysteries are beyond the reach of mere words.

From a purely theoretical standpoint, there most certainly is some level at which new capacity coming on line, when added to the existing capacity redeployed to secondary and tertiary carriers, will result in some kind of a glut of capacity that will reduce overall market pricing.  If this is correct, then what we have been seeing in the ocean markets the last couple of years is theoretically unsustainable.  The great unknown is the proverbial container ship that will break the camel’s back.  Once we reach that point, a tipping point to borrow from a current best seller, the pricing power that the carriers presently possess will begin to slip away.

Knowing that something must happen does not shed any light as to when the inevitable will occur.  Anyone who has spent any time pursing “mechanical activities of chance” knows that these beasts return some fixed percentage of everything they consume.  Now assuming 99% return is way above the average, nobody would waste time with a machine that faithfully returned exactly ninety-nine cents on every $1 spin.  This is true even though such a machine would likely be offering a better return than any other.  Nobody would knowingly use it.  What keeps the wheels spinning on these machines is the unknown: the chance that lady luck will intervene and give the user plenty of coins supplied by the last several unfortunates.

Now, we don’t gamble, we engage in business which, before Sarbanes Oxley at least, means taking calculated risks based on sound assumptions about the unknown.  We can’t afford to predicate our business strategy on carrier capacity hoping that the next vessel will provide the tipping point which ushers in an era of lower rates and greater profits.  Rather we have to focus on making the very best of any market situation by taking whatever measures we can to maximize our profits.  If we hit the forwarding jackpot, then we view the circumstance as a windfall, but we’re not parked on a stool feeding coins into a machine hoping for a big one.

To understand the capacity glut that may overhang the air market, one only has to drive the deserts of the southwestern U.S. and notice the numerous tubes of aluminum at rest.  These hulks are owned by financial folks who always observe the maxim that something is better than nothing, yet this capacity stays parked.  This is very likely not due to an absence of folks who think they can run a new airline, rather it’s because the creation of new entrants would lower the overall return on the equipment portfolio (hulks and new equipment).

Your final question asks why in our opinion have the asset based players been so successful in the recent deployment of new capacity.  Our read on this is that as an industry they have kept in mind the benefits that come to all from no single company stepping out to gain advantage by slightly cutting prices to seek great individual gain.  Historically, this sort of collective behavior has proven unsustainable.  It may just be a measure of how bad the recent past has been, but current market conditions support a conclusion that they appear to be doing it very successfully.

3.             Do you believe that your return on incremental capital deployed can meet or exceed your current return on capital?  How do you consider return on capital when considering capital projects?

When we stop to think about it, we realize that being a non-asset based logistics provider is not a business that is constrained by capital.  The opposite is equally true, we would not be directly benefited by an over abundance of capital.  When we say this, we are saying that, were somebody to wire say two billion or so into our bank accounts,  we would not be freed to immediately report additional operating earnings.  We could not rush out and profitably open another slew of locations nor could we purchase or lease transportation assets without becoming another company altogether.

Without trying to seem overly glib, this is a dry SEC filing after all, we would submit that return on capital analysis typically is a calculation undertaken to justify a decision that has already been made.  The error inherent in estimating and anticipating revenue streams resulting from some incremental investments is in and of itself so speculative as to make the entire exercise worthless.  This is why even honest folks are not allowed to employ the accounting methods used on a daily basis at Enron.  Having a slow quarter?  Let’s just anticipate some more revenue, write up the asset, and report the result.

Around here we focus on operating cost reductions as these costs are real.  In doing this we look at driving down committed costs.  For example, we know what it will cost to renew a lease and we can compute the costs of asset ownership (depreciation and lost interest income) with a reasonable degree of certainty.  We don’t consider any sort of gain on eventual sale, but when looking at a rent vs. buy decision, we do ponder the unknown of our future growth rate in that particular locale.

If the worst case is that we will outgrow the facility in ten years or so, this is a nice problem to have and the calculating ends.

4.             Please quantify your airfreight volume growth rate in the first quarter of 2005.  Could you also quantify the rate of growth in May?

We think we’ve answered a question about first quarter 2005 volume comparisons before, but will do so again.  Air freight tonnages were up 6% during the first quarter of 2005 and ocean freight volume was up 28%.  During the month of May 2005, airfreight tonnages were more or less flat—very small increase of 0.4% on a year-over-year comparison basis.  Ocean freight count was up 15% for the month of May 2005 on a year-over-year basis.

For some reason, and we are analyzing a couple of different hypotheses, we’re in a period of time where ocean volumes are growing healthily (and that is a general trend as well) while airfreight tonnages are not growing at nearly as strong a rate.  We’re not ready to declare that this is a permanent shift to ocean freight, but there definitely was freight that has traditionally been airfreight moving by ocean during the months of March to May 2005.

5.             Expeditors’ reported effective tax rate is greater than some of its publicly traded international forwarding peers.  This despite the fact that Expeditors generates a larger relative percentage of profits in countries (particularly Asia) with lower corporate tax rates.  Can you please provide detail as to why Expeditors utilizes a greater effective tax rate despite recording a larger percentage of its income in lower tax jurisdictions?

After all we have written about our approach to income taxes in this forum and in our regular reports on Forms 10-K and 10-Q, much of which is also set forth in our annual reports, we found this question to be just a little frustrating.  In fact we went back to the archives to see just how much tax stuff has appeared in these 8-K’s over the years.  By our count, 23 questions have dealt with taxation.  Of these, six responded to routine requests for an estimated tax rate for coming quarters and 17 dealt with the intricacies of taxation.  Of these 17, you may want to go back and look at the answers to question number 13 in the 8-K’s dated May 19, 2003 and February 16, 2004 and the answer to question 10 in the 8-K dated March 25, 2004.  But recognizing that you didn’t read these answers when they were fresh, we will spew forth additional comments on your question in the paragraphs below.

Under GAAP, you must provide full taxation for all profits in the year in which they are earned no matter when you expect to pay that tax.  Only when you are never going to have to pay the tax, is it proper not to record a tax liability.  Since we are a U.S. based company, the only way we can report less than the full U.S. federal and state tax rate is by never being obligated to pay any.  Now, that is possible for a U.S. entity only by declaring that earnings of foreign subsidiaries will be permanently reinvested overseas.

If a company is reporting less than full U.S. taxation, two things are making this possible: 1) the company is not based in the U.S.  or 2) the company has adopted a policy of permanently reinvesting earnings of foreign subsidiaries offshore.  Expeditors is a U.S. company so only option two is available to us.  However, our stated policy is to accept U.S. taxation as an unavoidable cost of doing business and then allow free movement of cash worldwide.  Nothing is permanently invested anywhere at Expeditors.  Our shareholders enjoy the benefits of having an investment in a U.S. based company where available cash can be redeployed globally without incurring additional tax expense.  In addition to receiving the benefits of cash dividends, stock repurchases and investments which reduce operating costs, we are free to bring cash bask to the U.S. from any other jurisdiction subject only to currency restrictions.  If the going gets tough anywhere, you can bet that our cash earnings will be free to get going.

As an aside, a byproduct of this policy is that the incentive for repatriation of foreign earnings, the one time low tax rate enacted in the American Jobs Creation Act of 2004, will result in a credit for Expeditors while other companies will report additional overall expense albeit at a much lower than usual rate.  Regulations on all this continue to dribble out and we expect to have more on our plans in this regard sometime soon.

6.             In your last 8-K Expeditors indicated that airfreight and ocean freight providers have become more efficient at rotating new capacity into certain traffic lanes which will likely result in less gross yield expansion opportunity for Expeditors  and potentially other forwarders.  Can you provide further detail as to how capacity providers have become more efficient at introducing capacity and likely maintaining firmer freight rates going forward?  To what degree will this action reduce the opportunity for gross yield expansion (modestly, somewhat, greatly)?  Will this action just limit the quarter to quarter swings of gross yield benefit or at the end of the day will it limit your gross yield benefit longer term as more capacity enters the market place?

We are reminded of the quote: “We must all hang together or assuredly we shall all hang separately.”  While said nearly 229 years ago by Benjamin Franklin at the signing of the U.S. Declaration of Independence,  it appears that the ocean carriers of 2005 understand and are guided by this maxim.

We think we addressed the rest of your question, as best we can, in question 5 above.

7.             Some of your global competitors are experiencing a push from larger customers for more generous credit terms. Is this an apparent/anticipated trend? If so, what magnitude of working capital increase do you anticipate?

In this business, losing control of the receivables, whether inter-company or customer, is like losing control of your life.  The cause is a lack of discipline and/or a lack of understanding which results in putting liquidity and future profits at risk.

The trend to allow “more generous” payment terms has actually been going on for quite some time.  After all, it was quite a while ago that we created a stir with an earnings release that commented on the actions of what we then called the “desperate few.”  Everybody wants lower rates and everybody wants extended payment terms.  What separates the profitable from the unsuccessful and excuse prone is how each company responds to these requests.  It is obvious to us which companies at any point in time are pricing below profitability and which companies are having severe collection problems.  Even school children can pick them out after the fact as these companies tend to get purchased by some other entity.

Unfortunately, as soon as one outfit goes away, it has seemed that another elects to throw caution to the wind and chase the certainty of losses on every transaction coupled with the delusion of complete recovery based upon the significant volume.

In our opinion, the blame for allowing extended credit terms belongs to those in the logistics business who have spinelessly but voluntarily given up their lunch money in some mistaken belief that being able to sit at the “big boy” table will somehow enhance their stature.  Extended payment terms do not bring profits, good service provided consistently does.  We have all done this to some extent.  Yes, we are not perfect, but we tried very hard not to keep making the same mistake.

We have learned that a business model built upon a foundation that allows the customer to consistently pay you more slowly than you can convince your vendors to accept payment, can’t sustain itself.  Many of the folks we all pay, government and carriers, don’t or can’t extend much credit.

So, that all having been said, we fight very hard not to extend terms and in those few instances where we have extended terms, we watch the account closely to make sure that they have a demonstrated ability to pay, no matter what, and we make sure we get paid as agreed.  We also have always been successful in distinguishing between credit for advances of freight and duty (no profit on advances) that are paid as an accommodation for the customer and billings for profitable services provided by Expeditors where the cost of money can be theoretically recovered in our rates.  Our policy is not to allow extended credit terms on cash advances.

8.             Two of your large competitors reported first quarter 2005 rates of air and seafreight volume growth that appear to be well below both the market and competitors’ rate of growth. Is it correct to assume that you are currently taking market share and if so, which factors are allowing you to do so?

Ocean freight volume has been strong for us, while airfreight tonnage, on a year-over-year basis, has been considerably weaker.  From what we can see, the airfreight issue is currently industry wide.  As for market share, we’ve always taken market share, even in shrinking or stagnant markets and we are confident that we continue to do so.

9.                                      How is the general  tone of business as you approach the end of the second quarter 2005?

We continued to grow through mid-June 2005.  April was not as strong as we would have liked on a year-over-year operating income basis, yet May 2005 wasn’t too bad.  So it all comes down to June, and really it will come down to the last two weeks of this final month of the quarter.  Like so many second quarters, we’re hoping for, and need, a strong finish.  To this point, June 2005 has been busy, but we can’t put any sort of quantitative insight behind that qualitative observation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

June 23, 2005	/s/ PETER J. ROSE
Peter J. Rose, Chairman and
Chief Executive Officer

June 23, 2005	/s/ R. JORDAN GATES
R. Jordan Gates, Executive Vice President-
Chief Financial Officer